Exhibit 99.3
Unaudited Pro Forma Consolidated Balance Sheet
As of March 31, 2007
(In Thousands)					Pro Forma
			Pro Forma		Consolidated
	TXCO	Output	Adjustments		Balance Sheet
Assets
Current Assets
Cash and equivalents	$3,668	$3,180	$ -		$ 6,848
Accounts receivable, net	9,725	5,830	(1,216)	(1)	14,339
Federal income tax receivable	9,734	-	-		9,734
Prepaid expenses and other	3,297	298	(130)	(1)	5,690
			2,225	(2)
Total Current Assets	26,424	9,308	879		36,611
Property and Equipment, net	136,876	98,714	(19,865)	(1)	251,850
			102,587	(2)
			9,452	(3)
			40,953	(3)
			26,673	(4)
			(102,587)	(5)
			(40,953)	(5)
Other Assets
Deferred tax asset	513	-	-		513
Debt issue costs, net of amortization	-	127	(127)	(3)	-
Other assets	2,539	371	(2,000)	(2)	796
			22	(3)
			(136)	(4)
Total Other Assets	3,052	498	(2,241)		1,309
Total Assets	$166,352	$108,520	$14,898		$289,770

Liabilities and Stockholders' Equity
Current Liabilities
Accounts payable, trade	$10,611	$4,688	$ (102)	(1)	$15,038
			(159)	(2)
Undistributed revenue	429				429
Notes payable	262				262
Derivative settlements payable	52				52
Accrued derivative obligation - short-term	125	4,515	(2,073)	(3)	126
			(2,441)	(4)
Other payables and accrued liabilities	6,017	424	(59)	(1)	6,382
Total Current Liabilities	17,496	9,627	(4,834)		22,289
Long-Term Liabilities
Long-term debt	22,851	60,494	121,817	(2)	121,817
			(22,851)	(2)
			(48,519)	(3)
			(11,975)	(4)
Deferred income taxes		15,140			15,140
Asset retirement obligation	3,111	762	(248)	(1)	3,625
Total Long-Term Liabilities	25,962	76,396	38,224		140,582
Stockholders' Equity
Preferred stock	-
Common stock	334		3	(2)	337
Additional paid-in-capital	122,618		3,997	(2)	126,615
Retained earnings	726	22,497	(20,802)	(1)	731
			5	(2)
			100,892	(3)
			40,953	(4)
			(102,587)	(5)
			(40,953)	(5)
Accumulated other comprehensive loss, net of tax	(319)				(319)
Less treasury stock, at cost	(465)				(465)
Total Stockholders' Equity	122,894	22,497	(18,492)		126,899
Total Liabilities and Stockholders' Equity	$166,352	$108,520	$14,898		$289,770

See accompanying notes to unaudited pro forma consolidated financial statements

Unaudited Pro Forma Consolidated Statement of Operations
Three Months Ended March 31, 2007

(In Thousands, Except per Share Amounts)					Pro Forma
			Pro Forma		Statement
	TXCO	Output	Adjustments		of Operations
Revenues
Oil and gas sales	$8,725	$6,561	$(1,772)	(6)	$14,594
			1,080	(10)
Gas gathering operations	2,494				2,494
Other operating income	1	92			93
Total Revenues	11,220	6,653	(692)		17,181

Costs and Expenses
Lease operations	2,660	1,625	(119)	(6)	4,166
Production taxes	494	363			857
Exploration expenses, including dry hole costs	375				375
Impairments and abandonments	686				686
Gas gathering operations	2,881				2,881
Depreciation, depletion and amortization	4,916	3,096	(1,004)	(6)	8,474
			1,466	(7)
General and administrative	1,804	1,488	(737)	(8)	2,555
Total Costs and Expenses	13,816	6,572	(394)		19,994

(Loss) from Operations	(2,596)	81	(298)		(2,813)

Other Income (Expense)
Derivative mark-to-market loss	-				-
Derivative settlements loss	-				-
Interest expense	(277)	(1,409)	(1,083)	(9)	(2,769)
Interest income	26	39			65
Loan fee amortization	(10)	-			(10)
Total Other Income (Expense)	(261)	(1,370)	(1,083)		(2,714)

(Loss) before income taxes	(2,857)	(1,289)	(1,381)		(5,527)
Income tax (benefit) expense	(965)		(908)	(11)	(1,873)

Net (Loss)	$(1,892)	$(1,289)	$(473)		$(3,654)

(Loss) Per Share
Basic (loss) per share	$(0.06)				$(0.11)
Diluted (loss) per share	$(0.06)				$(0.11)

Shares outstanding
Basic	32,985		339	(12)	33,324
Diluted	32,985		339	(12)	33,324

See accompanying notes to unaudited pro forma consolidated financial statements

Notes to March 31, 2007 Unaudited Pro Forma Consolidated Statements:

(1)
In accordance with the terms of the asset purchase agreement between TXCO and Output, TXCO did not acquire all or a portion of the assets, assume the liabilities or retain the equity represented in the applicable line items from Output.

(2)	Reflects TXCO's new credit facility and common stock issued to complete the Output acquisition and funds utilized to pay off the old credit facility.

(3)	Reflects acquisition adjustment of Output's assets, liabilities and equity and the pay off of Output's existing debt.

(4)	Reflects acquisition adjustment of OPEX's assets, liabilities and equity and the pay off of OPEX's existing debt.

(5)	Eliminate intercompany transactions for consolidation.

(6)	Represents revenue and expenses directly related to Output's California operations that were not acquired by TXCO.

(7)	Adjustment to depletion expense reflecting the $36 million step-up in oil and gas properties as a result of the acquisition.

(8)
Represents salary and payroll related expenses of non-continuing employees of Output and certain professional fees not expected to occur in the combined organization.  As a result of the acquisition, the positions of the non-continuing employees of Output were eliminated and the non-continuing employees are not employed by TXCO Resources.

(9)	Represents additional interest expense due to new debt structure as a result of the acquisition of Output.

(10)	Reflects elimination of hedging transactions as a result of the termination of the hedges in connection with the acquisition.

(11)	Reflects an adjustment to record income tax expense on Output's pretax income and for the effects of the pro forma adjustments using TXCO's effective tax rate of 34%. Calculated as follows:

	Output's 3/31/2007 loss before taxes	$(1,289)
	Net effect of pro forma adjustments on income before taxes	(1,381)
	Pro forma loss before taxes	(2,670)
	TXCO's effective tax rate	34%
	Output's provision for decreased income taxes at TXCO's effective rate	(908)
	Less Output's 3/31/2007 income tax expense	-
	Pro forma adjustment to decrease provision for income taxes	$(908)

(12)	Reflects additional shares issued as partial funding for the acquisition of Output.